EXHIBIT 99.1

DR. UNA RYAN DEPARTS AVANT IMMUNOTHERAPEUTICS

May 14, 2008, Needham, Mass. — AVANT Immunotherapeutics (NASDAQ: AVAN) today announced the departure of Una Ryan, Ph.D, President and CEO, effective immediately.  Over the last fifteen years, Dr. Ryan was instrumental in the development and partnering of multiple products, including Rotarix®—an oral vaccine partnered with GlaxoSmithKline and recently approved by the FDA for protection against rotavirus in infants.  Anthony S. Marucci, currently the Executive Vice President of the Company, will serve as interim CEO until a permanent successor is announced.

“After 15 years, the time has come for me to move on,” stated Dr. Ryan.  “The Company has a strong financial foundation, and with the completed merger in March with Celldex Therapeutics, has a deep pipeline of products and a combined management team that can drive our company to success.  I am eager to take on my next professional challenge and look forward to dedicating more time to my many activities outside of AVANT.”

Dr. Ryan serves on the Boards of the Massachusetts Biotechnology Council, the Biotechnology Industry Organization, the New England Healthcare Institute, IQuum, Inc., Albany Molecular Research, Inc, the Board of Associates of the Whitehead Institute, the Business Advisory Board of BIO Ventures for Global Health, the Scientific Advisory Board of Genocea, Inc. and the UMASS High Technology Executive Council.  She is also a member of the Strategy & Policy Council of the MIT Center for Biomedical Innovation and is a Research Professor of Medicine at Boston University School of Medicine and serves on its Board of Visitors.

“Dr. Ryan has been a visionary leader and was instrumental in combining the people and product strengths of AVANT and Celldex to create a leading cancer and infectious disease company leveraging breakthroughs in immunotherapeutics,” stated Charles R. Schaller, Chairman of the Board of AVANT.  “In light of the strength of the Company’s experienced executive team, as well as its strong financial position and deep clinical pipeline, the Company does not anticipate material changes to its strategic direction as a result of these events.”

The Company and Dr. Ryan are currently in discussions concerning the terms of her separation.  The nominating and corporate governance committee of the Board will commence a search process which will include a review of internal and external candidates.

About AVANT Immunotherapeutics, Inc.

AVANT Immunotherapeutics, Inc. is a NASDAQ-listed company discovering and developing innovative vaccines and targeted immunotherapeutics for the treatment of cancer, infectious and inflammatory diseases. AVANT focuses on the use of tumor-specific targets and human monoclonal antibodies (mAbs) to precisely deliver therapeutic agents through its novel “targeted immunization” approach. AVANT also possesses innovative bacterial vector delivery technologies with unique manufacturing and preservation processes that offer the potential for a new generation of infectious disease vaccines. AVANT’s deep product pipeline consists of products in varying stages of development, with its lead candidate, CDX-110, partnered with Pfizer, Inc. (subject to Hart-Scott-Rodino approval), currently undergoing evaluation in a Phase 2/3 clinical trial in newly diagnosed glioblastoma multiforme, one of the most aggressive forms of brain cancer. AVANT also has five product candidates in its development pipeline including:

•                  CDX-1307, a product based on its proprietary APC Targeting Technology™, which is in two Phase 1 clinical trials for patients with advanced pancreatic, bladder, breast and colon cancer;

•                  TP10, a complement inhibitor, in development for transplantation and other indications; and

•                  Three candidates based on its oral, rapidly-protecting, single-dose and temperature-stable vaccine technology, including combination vaccines for travelers, the military and global health needs.

AVANT has three commercialized products, including Rotarix® for the prevention of rotavirus infection and two human food safety vaccines for reducing salmonella infection in chickens and eggs. Additional information on AVANT Immunotherapeutics, Inc. can be obtained through its site on the World Wide Web:  http://www.avantimmune.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that are subject to a variety of risks and uncertainties and reflect AVANT’s current views with respect to future events and financial performance.  There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by AVANT.  These factors include, but are not limited to: (1) the successful integration of the businesses, multiple technologies and programs of AVANT and Celldex; (2) the ability to adopt AVANT’s APC Targeting TechnologyTM to develop new, safe and effective vaccines against oncology and infectious disease indications; (3) the ability to adapt AVANT’s vectoring systems to develop new, safe and effective orally administered vaccines against disease causing agents; (4) the ability to successfully complete product research and further development, including animal, pre-clinical and clinical studies, and commercialization of CDX-110, CDX-1307, CholeraGarde® (Peru-15), Ty800, ETEC E. coli vaccine, and other products and AVANT’s expectations regarding market growth; (5) the cost, timing, scope and results of ongoing safety and efficacy trials of CDX-110, CDX-1307, CholeraGarde® (Peru-15), Ty800, ETEC E. coli vaccine and other preclinical and clinical testing; (6) the ability to negotiate strategic partnerships or other disposition transactions for AVANT’s cardiovascular programs, including TP10 and CETi; (7) the ability of AVANT to manage multiple clinical trials for a variety of product candidates; (8) the volume and profitability of product sales of Megan®Vac 1, Megan®Egg and other future products; (9) the process of obtaining regulatory approval for the sale of Rotarix® in major commercial markets, as well as the timing and success of worldwide commercialization of Rotarix® by our partner, GlaxoSmithKline or Glaxo; (10) Glaxo’s strategy and business plans to launch and supply Rotarix® worldwide, including in the U.S. and other major markets and its payment of royalties to AVANT; (11) Pfizer’s and our strategy and business plans concerning the continued development and commercialization of CDX-110; (12) AVANT’s expectations regarding its technological capabilities and expanding its focus to broader markets for vaccines; (13) changes in existing and potential relationships with corporate collaborators; (14) the availability, cost, delivery and quality of clinical and commercial grade materials produced at AVANT’s own manufacturing facility or supplied by contract manufacturers and partners; (15) the timing, cost and uncertainty of obtaining regulatory approvals, including Hart-Scott-Rodino approval of our license and development agreement with Pfizer; (16) AVANT’s ability to develop and commercialize products before competitors that are superior to the alternatives developed by such competitors; (17) AVANT’s ability to retain certain members of management;(18) AVANT’s expectations regarding research and development expenses and general and administrative expenses; (19) AVANT’s expectations regarding cash balances, capital requirements, anticipated royalty payments (including those from Paul Royalty Fund), revenues and expenses, including infrastructure expenses; (20) the ability to obtain substantial additional funding; (21) AVANT’s belief regarding the validity of our patents and potential litigation; and (22) certain other factors that might cause AVANT’s actual results to differ materially from those in the forward-looking statements including those set forth under the headings “Business,” “Risk Factors” and Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of AVANT’s Annual Report on Form 10-K, its current Reports on Form 8-K, as well as those described in AVANT’s other press releases and filings with the Securities and Exchange Commission, from time to time.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and AVANT does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.